                                                                    EXHIBIT 10.3

                      SENSUS DRUG DEVELOPMENT CORPORATION

                 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                             ADOPTED JULY 20, 1998
                APPROVED BY STOCKHOLDERS _______________, 199___
                        EFFECTIVE DATE:  JULY ____, 1998

1.   PURPOSES.

     (A) ELIGIBLE OPTION RECIPIENTS. The only persons eligible to receive Options are Non-Employee Directors of the Company.

     (B) AVAILABLE OPTIONS. The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the Common Stock through the granting of nonstatutory stock options.

     (C) GENERAL PURPOSE. The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.   DEFINITIONS.

     (A) "AFFILIATE" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

     (B) "ANNUAL GRANT" means a Nondiscretionary Option granted annually to all Non-Employee Directors who meet the specified criteria pursuant to subsection 5(b) of the Plan.

     (C) "ANNUAL MEETING" means the annual meeting of stockholders of the Company.

     (D) "BOARD" means the Board of Directors of the Company.

     (E) "CODE" means the Internal Revenue Code of 1986, as amended.

     (F) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

     (G) "COMMON STOCK" means the common stock of the Company.

     (H) "COMPANY" means Sensus Drug Development Corporation, a Delaware corporation.

                                       1.

     (I) "CONTINUOUS SERVICE" means that the Optionholder's service with the Company or an Affiliate whether as a Non-Employee Director, an Employee or a Consultant is not interrupted or terminated. The Optionholder's Continuous Service shall be deemed to have terminated only if the Optionholder no longer is a Non-Employee Director, an Employee or a Consultant of the Company or an Affiliate. The Board, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Board, including sick leave, military leave or any other personal leave.

     (J) "DEFERRED FEE OPTION" means a nonstatutory stock option granted pursuant to Section 7 of the Plan.

     (K) "DIRECTOR" means a member of the Board of Directors of the Company.

     (L) "DIRECTORS' FEES" means fees payable to a Non-Employee Director for his or her service on the Board or a Committee, including any retainer or meeting fees.

     (M) "DISABILITY" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

     (N) "EMPLOYEE" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of Directors' Fees by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

     (O) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     (P) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock determined as follows:

         (I) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

         (II) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     (Q) "INITIAL GRANT" means a Nondiscretionary Option granted to a Non-Employee Director who meets the specified criteria pursuant to subsection 5(a) of the Plan.

     (R) "IPO DATE" means the effective date of the initial public offering of the Common Stock.

     (S) "NONDISCRETIONARY OPTION" means a nonstatutory stock option granted pursuant to Section 5 of the Plan whether as an Initial Grant or an Annual Grant.

                                       2.

     (T) "NON-EMPLOYEE DIRECTOR" means a Director of the Company who is not otherwise at the time of grant an Employee of the Company or an Affiliate.

     (U) "OPTION" means any nonstatutory stock option (including both Nondiscretionary Options granted pursuant to Section 5 of the Plan and Deferred Fee Options granted pursuant to Section 6 of the Plan) granted pursuant to the Plan. Options are not intended to qualify as an incentive stock options within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (V) "OPTION AGREEMENT" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (W) "OPTIONHOLDER" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

     (X) "PLAN" means this Sensus Drug Development Corporation 1998 Non-Employee Directors' Stock Option Plan.

     (Y) "PREVIOUSLY ACQUIRED UNVESTED SHARES" means unvested shares of Common Stock acquired by a Non-Employee Director prior to an Initial Grant, whether in the form of unvested shares covered by any outstanding options previously granted by the Company or unvested shares acquired in a restricted stock purchase agreement and still subject to a right of repurchase in favor of the Company.

     (Z) "RULE 16B-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

     (AA) "SECURITIES ACT" means the Securities Act of 1933, as amended.

3.   ADMINISTRATION.

     (A) ADMINISTRATION BY BOARD. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

     (B) POWERS OF BOARD. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

         (I) To determine the provisions of each Option to the extent not specified in the Plan.

         (II) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                                       3.

         (III)  To amend the Plan or an Option as provided in Section 12.

         (IV) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

     (C) DELEGATION TO COMMITTEE. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.   SHARES SUBJECT TO THE PLAN.

     (A) SHARE RESERVE. Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Options shall not exceed in the aggregate five hundred thousand (500,000) shares of Common Stock.

     (B) REVERSION OF SHARES TO THE SHARE RESERVE. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Option shall revert to and again become available for issuance under the Plan. However, if any Common Stock acquired pursuant to the exercise of an Option shall for any reason be reacquired by the Company, the reacquired stock (having already been issued) shall not revert to and again become available for reissuance under the Plan.

     (C) SOURCE OF SHARES. The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.   NONDISCRETIONARY OPTIONS.

     Non-Employee Directors automatically shall receive the following Nondiscretionary Options without any further action by the Board:

     (A) INITIAL GRANTS.

         (I) On the IPO Date, each person who is then a Non-Employee Director of the Company and on the IPO Date holds twenty thousand (20,000) or more Previously Acquired Unvested Shares automatically shall be granted an Initial Grant to purchase ten thousand (10,000) shares of Common Stock on the terms and conditions set forth herein. On the IPO Date, each person who is then a Non-Employee Director and on the IPO Date holds less than twenty thousand (20,000) Previously Acquired Unvested Shares, automatically shall be granted

                                       4.

an Initial Grant to purchase thirty thousand (30,000) shares of Common Stock, minus the number of Previously Acquired Unvested Shares held by such person, on the terms and condition set forth herein.

         (II) On or after the IPO Date, each person who is elected or appointed for the first time to be a Non-Employee Director who does not already hold Previously Acquired Unvested Shares shall be granted, on the date of such election or appointment, an Initial Grant to purchase thirty thousand (30,000) shares of Common Stock, on the terms and conditions set forth herein. On or after the IPO Date, each person who is elected or appointed for the first time to be a Non-Employee Director who already holds Previously Acquired Unvested Shares automatically shall be granted, on the date of such election or appointment, an Initial Grant to purchase thirty thousand (30,000) shares of Common Stock, minus the number of Previously Acquired Unvested Shares then held by such person, on the terms and conditions set forth herein.

     (B) ANNUAL GRANTS. Beginning with the 1999 Annual Meeting of the Company, each person serving as a Non-Employee Director as of the date of the Annual Meeting shall be granted an Annual Grant to purchase ten thousand (10,000) shares of Common Stock as of the date of such Annual Meeting, reduced (but not below zero) by one thousand (1,000) shares for each month fewer than ten (10) months that has elapsed since the most recent grant of Company options received by such Non-Employee Director.

     (C) EXERCISE PRICE. The exercise price of each Nondiscretionary Option shall be one hundred percent (100%) of the Fair Market Value of the stock subject to the Nondiscretionary Option on the date the Nondiscretionary Option is granted. Notwithstanding the foregoing, a Nondiscretionary Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Nondiscretionary Option is granted pursuant to an assumption or substitution for another option in a manner that would satisfy the provisions of
Section 424(a) of the Code.

     (D) VESTING GENERALLY. One third of the shares covered by Nondiscretionary Options shall vest and become exercisable upon each successive anniversary of the date of grant of such Nondiscretionary Options, until fully vested. Notwithstanding the foregoing, each Nondiscretionary Option shall become fully vested and immediately exercisable in the event of termination of Continuous Service due to retirement, Disability or death of the Non-Employee Director as specified in subsections 5(e), 7(f) and 7(g), respectively, of the Plan, and upon the occurrence of certain transactions as specified in subsection 11(b) of the Plan.

     (E) RETIREMENT OF OPTIONHOLDER. In the event an Optionholder retires from the Board with at least five (5) years of service on or after attaining the age of sixty-five (65), any Options such Optionholder holds shall become fully vested and immediately exercisable upon the date of such retirement.

6.   DEFERRED FEE OPTIONS.

     (A) DEFERRAL OF DIRECTORS' FEES. Each Non-Employee Director may elect to apply all or any portion of his or her Directors' Fees otherwise payable in cash to the acquisition of a

                                       5.

Deferred Fee Option. With respect to Directors' Fees from the IPO Date to the 1999 Annual Meeting, each Non-Employee Director who files an election prior to the IPO date shall automatically be granted a Deferred Fee Option on the IPO Date. Each individual who is appointed or elected as a Non-Employee Director on or after the IPO Date and prior to the date of the 1999 Annual Meeting and files an election for a Deferred Fee Option within thirty (30) days of his or her appointment or election shall automatically be granted a Deferred Fee Option as of the date of the filing of such election and covering Directors' Fees earned from the date of such election to the date of the 1999 Annual Meeting. With respect to Directors' Fees on or after the 1999 Annual Meeting, each Non-Employee Director who files an election prior to the date of an Annual Meeting shall automatically be granted a Deferred Fee Option on the date of such Annual Meeting covering Directors' Fees earned from the date of such Annual Meeting to the date of the next Annual Meeting. Each individual who is appointed as a Non-Employee Director after the date of an Annaul Meeting and files an election for a Deferred Fee Option within thirty (30) days of his or her appointment or election shall automatically be granted a Deferred Fee Option as of the date of the filing of the election and covering Directors' Fees earned from such filing to the date of the next Annual Meeting. A deferral election (whenever made) shall be irrevocable until the date of the next Annual Meeting following the Deferred Fee Option grant date.

     Notwithstanding the foregoing, if the number of shares remaining available for grant of Options under the Plan is not sufficient to cover the grant of Nondiscretionary Options under Section 5 and Deferred Fee Option under this
Section 6, the available shares shall be first allocated to the Nondiscretionary Options granted under Section 5 and then ratably among the Non-Employee Directors who elect to receive a Deferred Fee Option based on the relative amounts of their deferred fees.

     (B) EXERCISE PRICE. The exercise price per share of Common Stock for the shares to be purchased pursuant to the exercise of any Deferred Fee Option shall be 33-1/3% of the Fair Market Value of a share of Common Stock on the date of grant.

     (C) NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to a Deferred Fee Option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

     X = A /(B x 66-2/3%), where

       X   is the number of option shares,

       A is the maximum amount of the Directors' Fees subject to the Non-Employee Director's deferral election, and applied to the grant of the Deferred Fee Option, and

       B is the Fair Market Value per share of Common Stock on the Deferred Fee Option grant date.

     (D) VESTING. Each Deferred Fee Option shall vest (become exercisable) in installments on each date that Directors' Fees would have been payable in cash had no deferral

                                       6.

election been in effect under this Section 6 with respect to the number of shares equal to (1) the aggregate shares subject to the Deferred Fee Option multiplied by (2) the fraction obtained where the numerator is the cash Directors' Fees that the Non-Employee Director otherwise would have received on such date and the denominator is the aggregate Directors' Fees that the Non-employee Director would have received in cash absent a deferral election on and following the date of grant through and including any Board and Committee meetings held up to the time of the next Annual Meeting. Each Deferred Fee Option shall become fully vested and immediately exercisable in the event of termination of Continuous Service due to Disability or death of the Non-Employee Director as specified in subsections 7(f) and 7(g), respectively, of the Plan, or upon the occurrence of certain transactions as specified in subsection 11(b) of the Plan.

7.   ADDITIONAL OPTION PROVISIONS.

     Each Option granted under the Plan (whether pursuant to Section 5 or to Section 6) shall be subject to the additional following terms and conditions:

     (A) TERM. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

     (B) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, (i) in cash at the time the Option is exercised, (ii) by delivery to the Company of other shares of Common Stock, or (iii) by a cashless exercise program maintained with a broker in accordance with applicable regulations of the Federal Reserve Board.

     (C) TRANSFERABILITY. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

     (D) TERMINATION OF CONTINUOUS SERVICE. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date twelve
(12) months following the termination of the Optionholder's Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

     (E) EXTENSION OF TERMINATION DATE. If the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 7(a) or (ii) the

                                       7.

expiration of a period of twelve (12) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

     (F) DISABILITY OF OPTIONHOLDER. In the event an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, any Option the Optionholder holds shall become fully vested and immediately exercisable as of the date of such termination; provided, however, that such Optionholder may only exercise such Option within such period of time ending on the earlier of (i) the date eighteen (18) months following such termination or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

     (G) DEATH OF OPTIONHOLDER. In the event an Optionholder's Continuous Service terminates as a result of the Optionholder's death, then any Option the Optionholder holds shall become fully vested and immediately exercisable as of the date of the Optionholder's death by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder's death pursuant to subsection 6(d), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

8.   COVENANTS OF THE COMPANY.

     (A) AVAILABILITY OF SHARES. During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

     (B) SECURITIES LAW COMPLIANCE. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

9.   USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

                                       8.

10.  MISCELLANEOUS.

     (A) STOCKHOLDER RIGHTS. No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such Optionholder has satisfied all requirements for exercise of the Option pursuant to its terms.

     (B) NO SERVICE RIGHTS. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Optionholder any right to continue to serve the Company as a Non-Employee Director or shall affect the right of the Company or an Affiliate to terminate (i) the subsequent employment of the Optionholder as an Employee with or without notice and with or without cause, (ii) the subsequent service of the Optionholder as a Consultant pursuant to the terms of such Optionholder's agreement with the Company or an Affiliate or (iii) the service of the Optionholder as a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

     (C) INVESTMENT ASSURANCES. The Company may require an Optionholder, as a condition of exercising or acquiring stock under any Option, (i) to give written assurances satisfactory to the Company as to the Optionholder's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Optionholder is acquiring the stock subject to the Option for the Optionholder's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act or, as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

     (D) WITHHOLDING OBLIGATIONS. To the extent provided by the terms of an Option Agreement, the Optionholder may satisfy U.S. federal, state or local tax withholding obligations (if any) relating to the exercise or acquisition of stock under an Option by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means: (i) tendering a cash payment;
(ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionholder as a result of the exercise or acquisition of stock under the Option; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

                                       9.

11.  ADJUSTMENTS UPON CHANGES IN STOCK.

     (A) CAPITALIZATION ADJUSTMENTS. If any change is made in the stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and subject to certain defined Options pursuant to Section 5 and
Section 6, and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

     (B) CERTAIN TRANSACTIONS. In the event of (i) a sale of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then with respect to Options held by Optionholders whose Continuous Service has not terminated, the vesting of such Options shall be accelerated in full, and the Options shall terminate if not exercised at or prior to such event unless the Options are assumed or similar options are substituted for the Options by the surviving corportion. With respect to any other Options outstanding under the Plan, such Options shall terminate if not exercised prior to such event.

12.  AMENDMENT OF THE PLAN AND OPTIONS.

     (A) AMENDMENT OF PLAN. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

     (B) STOCKHOLDER APPROVAL. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

     (C) NO IMPAIRMENT OF RIGHTS. Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

     (D) AMENDMENT OF OPTIONS. The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

                                      10.

13.  TERMINATION OR SUSPENSION OF THE PLAN.

     (A) PLAN TERM.  The Board may suspend or terminate the Plan at any time.
No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

     (B) NO IMPAIRMENT OF RIGHTS. Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Optionholder.

14.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective on IPO Date, provided that the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

                                      11.